EXHIBIT 21.1

List of Subsidiaries of Weight Watchers International, Inc.

W.W. INVENTORY SERVICE CORP.

W.W. WEIGHT REDUCTION SERVICES, INC.

W/W TWENTYFIRST CORPORATION

WEIGHT WATCHERS DIRECT, INC.

W.W.I. EUROPEAN SERVICES, LTD.

WEIGHT WATCHERS NORTH AMERICA, INC.

WEIGHT WATCHERS (U.K.) LIMITED

WEIGHT WATCHERS FRANCE SARL

WEIGHT WATCHERS OPERATIONS FRANCE SARL

WEIGHT WATCHERS SWEDEN VIKT-VAKTARNA AKIEBOLAG

IL SALVALINEA, S.R.L.

WEIGHT WATCHERS BELGIUM, N.V.

WEIGHT WATCHERS DEUTSCHLAND GMBH

WEIGHT WATCHERS EESTI AKTSIASELTS

WEIGHT WATCHERS SUOMI OY

GUTBUSTERS PTY LTD

FORTUITY PTY LTD

WEIGHT WATCHERS SWITZERLAND S.A.

WEIGHT WATCHERS POLSKA SP. Z O.O.

WEIGHT WATCHERS LATVIA

WEIGHT WATCHERS NEDERLANDS, B.V.

WEIGHT WATCHERS INTERNATIONAL PTY LIMITED

WEIGHT WATCHERS (ACCESSORIES & PUBLICATIONS) LTD

WEIGHT WATCHERS (EXERCISE) LTD

WEIGHT WATCHERS (FOOD PRODUCTS) LIMITED

WAIST WATCHERS, INC.

WEIGHT WATCHERS UK HOLDINGS LTD

WEIGHT WATCHERS INTERNATIONAL HOLDINGS LTD

WEIGHT WATCHERS NEW ZEALAND LIMITED

WEIGHT WATCHERS FUNDING, INC.
58 WW FOOD CORP

WEIGHT WATCHERS CAMPS, INC.

W.W. CAMPS AND SPAS, INC.
WEIGHT WATCHERS EUROPEAN HOLDING, AB

WEIGHT WATCHERS DENMARK APS

WEIGHT WATCHERS OPERATIONS DENMARK APS

WEIGHT WATCHERS SPAIN S.L.

WEIGHT WATCHERS OPERATIONS SPAIN S.L.

WEIGHT WATCHERS NEW ZEALAND UNIT TRUST

BLTC PTY LIMITED

LLTC PTY LIMITED

WEIGHT WATCHERS ASIA PACIFIC FINANCE LIMITED

MILLHILL ENTERPRISES PTY LTD

WEIGHTWATCHERS.COM, INC.

CENTRO DE CUIDADO DEL PESO, S. DE R.L. DE C.V.

SERVICIOS OPERATIVOS CP, E. DE R.L. DE C.V.

GREAT DAY HOLDINGS LIMITED

WEIGHTWATCHERS.CA LIMITED

WEIGHTWATCHERS.CO.UK LIMITED

WEIGHTWATCHERS.COM.AU PTY LTD

WEIGHTWATCHERS.DE LIMITED